EXHIBIT 4.11

[GRAPHIC OMITTED]        ENVIRONMENTAL SAFEGUARDS, INC.
--------------------------------------------------------------------------------




                                 March 11, 2003

Cahill, Warnock Strategic Partners Fund LP      Newpark Resources, Inc.
Strategic Associates LP                         3850 N. Causeway, Ste. 1770
One South Street, Ste. 2150                     Metairie, Louisiana 70002
Baltimore, Maryland 21202                       Attn:  Matt Hardey
Attn: David L. Warnock


James H. Stone
Stone Energy
909 Poydras Street, Ste. 2650
New Orleans, Louisiana 70112

     RE: Certificate of Designation Preferences, Rights and Limitations of Series B Convertible Preferred Stock of Environmental Safeguards ("Series B Preferred Stock Certificate")

Gentlemen:

     Environmental Safeguards, Inc. (the "Company") along with National Fuel and Energy, Inc. and OnSite Technology, LLC (collectively the "Borrower" or "Borrowers") are intending to enter into a Loan Agreement (the "Loan Agreement") with Rineco Recycling, LLC, located in Haskell, Arkansas (the "Lender"). The Loan Agreement will provide for (i) a 12% Secured Promissory
Note in the face amount of $1,500,000.00, with a final maturity date of May 31, 2008 ("Secured Note"), with twenty (20) quarterly installments of principal in the amount of $75,000.00, plus accrued and unpaid interest on the unpaid principal amount if the Secured Note, such equal quarterly installments of principal plus accrued and unpaid interest, to be due and payable beginning August 31, 2003, and on the last day of each November, February, May and August thereafter until maturity, and (ii) warrants to purchase 1,500,000 shares of the Company's common stock at an exercise price of $.01 per share (the "Warrants"). The Secured Note shall be secured by three (3) separate indirect thermal desorption units.

     The issuance by the Company of the Warrants in connection with the Loan Agreement would trigger a recalculation of the Series B Preferred Stock Certificate conversion price under the provisions of Section 2(g)(iii) of the Series B Preferred Stock Certificate entitled "Conversion of Preferred Stock into Common Stock - Issuances at Less than the Conversion Price."




           2600 SOUTH LOOP WEST * SUITE 845 * HOUSTON * TEXAS * 77054
                       (713)641-3836 * FAX: (713) 641-0750

     In order for the Company to go forward with the Loan Agreement, the Company is requesting that you waive your rights to trigger a recalculation of the conversion price under the provisions of Section 2(g)(iii) of the Series B Preferred Stock upon the issuance of the Warrants and any other subsequent issuance of common stock upon exercise of the Warrants.

     Please sign this letter in the space indicated below and return to me by facsimile. If you have any questions, please feel free to contact me.

                                Very Truly Yours,

                                ENVIRONMENTAL SAFEGUARDS, INC.

                                /s/ James S. Percell

                                James S. Percell, President



By your signature below , the undersigned hereby agrees to waive any rights it may have to trigger a recalculation of the Series B Preferred Stock Certificate conversion price under the provisions of Section 2(g)(iii) of the Series B Preferred Stock Certificate entitled "Conversion of Preferred Stock into Common Stock - Issuances at less than the Conversion Price" upon the issuance of the Warrants and any subsequent issuance of common stock upon exercise of the Warrants in connection with the Loan Agreement.

CAHILL, WARNOCK STRATEGIC PARTNERS FUND L.P.
By:  CAHILL, WARNOCK STRATEGIC PARTNERS L.P.

/s/  David L. Warnock
-----------------------------------
David L. Warnock, A General Partner
Date:     3/13/03
      -----------------------------


STRATEGIC ASSOCIATES L.P.
By:  CAHILL, WARNOCK & COMPANY LLC

/s/  David L. Warnock
-----------------------------------
David L. Warnock, Managing Member
Date:     3/13/03
      -----------------------------

NEWPARK RESOURCES, INC.


/s/  Matthew W. Hardey
-----------------------------------
By:    Matthew W. Hardey
       ----------------------------
Title: Vice President
       ----------------------------
Date:     3-14-2003
       ----------------------------


JAMES H. STONE


-----------------------------------
Date:
     ------------------------------

[GRAPHIC OMITTED]        ENVIRONMENTAL SAFEGUARDS, INC.
--------------------------------------------------------------------------------




                                 March 11, 2003

Cahill, Warnock Strategic Partners Fund LP      Newpark Resources, Inc.
Strategic Associates LP                         3850 N. Causeway, Ste. 1770
One South Street, Ste. 2150                     Metairie, Louisiana 70002
Baltimore, Maryland 21202                       Attn:  Matt Hardey
Attn: David L. Warnock


James H. Stone
Stone Energy
909 Poydras Street, Ste. 2650
New Orleans, Louisiana 70112

     RE: Certificate of Designation Preferences, Rights and Limitations of Series B Convertible Preferred Stock of Environmental Safeguards ("Series B Preferred Stock Certificate")

Gentlemen:

     Environmental Safeguards, Inc. (the "Company") along with National Fuel and Energy, Inc. and OnSite Technology, LLC (collectively the "Borrower" or "Borrowers") are intending to enter into a Loan Agreement (the "Loan Agreement") with Rineco Recycling, LLC, located in Haskell, Arkansas (the "Lender"). The Loan Agreement will provide for (i) a 12% Secured Promissory
Note in the face amount of $1,500,000.00, with a final maturity date of May 31, 2008 ("Secured Note"), with twenty (20) quarterly installments of principal in the amount of $75,000.00, plus accrued and unpaid interest on the unpaid principal amount if the Secured Note, such equal quarterly installments of principal plus accrued and unpaid interest, to be due and payable beginning August 31, 2003, and on the last day of each November, February, May and August thereafter until maturity, and (ii) warrants to purchase 1,500,000 shares of the Company's common stock at an exercise price of $.01 per share (the "Warrants"). The Secured Note shall be secured by three (3) separate indirect thermal desorption units.

     The issuance by the Company of the Warrants in connection with the Loan Agreement would trigger a recalculation of the Series B Preferred Stock Certificate conversion price under the provisions of Section 2(g)(iii) of the Series B Preferred Stock Certificate entitled "Conversion of Preferred Stock into Common Stock - Issuances at Less than the Conversion Price."




           2600 SOUTH LOOP WEST * SUITE 845 * HOUSTON * TEXAS * 77054
                       (713)641-3836 * FAX: (713) 641-0750

     In order for the Company to go forward with the Loan Agreement, the Company is requesting that you waive your rights to trigger a recalculation of the conversion price under the provisions of Section 2(g)(iii) of the Series B Preferred Stock upon the issuance of the Warrants and any other subsequent issuance of common stock upon exercise of the Warrants.

     Please sign this letter in the space indicated below and return to me by facsimile. If you have any questions, please feel free to contact me.

                                Very Truly Yours,

                                ENVIRONMENTAL SAFEGUARDS, INC.

                                /s/ James S. Percell

                                James S. Percell, President



By your signature below , the undersigned hereby agrees to waive any rights it may have to trigger a recalculation of the Series B Preferred Stock Certificate conversion price under the provisions of Section 2(g)(iii) of the Series B Preferred Stock Certificate entitled "Conversion of Preferred Stock into Common Stock - Issuances at less than the Conversion Price" upon the issuance of the Warrants and any subsequent issuance of common stock upon exercise of the Warrants in connection with the Loan Agreement.

CAHILL, WARNOCK STRATEGIC PARTNERS FUND L.P.
By:  CAHILL, WARNOCK STRATEGIC PARTNERS L.P.

/s/  David L. Warnock
-----------------------------------
David L. Warnock, A General Partner
Date:     3/13/03
      -----------------------------


STRATEGIC ASSOCIATES L.P.
By:  CAHILL, WARNOCK & COMPANY LLC

/s/  David L. Warnock
-----------------------------------
David L. Warnock, Managing Member
Date:     3/13/03
      -----------------------------

NEWPARK RESOURCES, INC.


-----------------------------------
By:
       ----------------------------
Title:
       ----------------------------
Date:
       ----------------------------


JAMES H. STONE

/s/  James H. Stone
-----------------------------------
Date:     3/14/02
     ------------------------------


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